Report of Independent
Registered Public
Accounting Firm


To the Board of Trustees of
Equinox Funds Trust
and the Shareholders of
Equinox Bluecrest Systematic
Macro Fund

In planning and performing our
audit of the consolidated
financial statements of
Equinox BlueCrest Systematic
Macro Fund (the Fund), a
series of the Equinox Funds
Trust, as of and for the period
ended March 31, 2015, in
accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered
the Fund's internal control
over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the consolidated
financial statements and to
comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.

The management of the Fund
is responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of controls. A fund's
internal control over financial
reporting is a process
designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted accounting
principles (GAAP). A fund's
internal control over financial
reporting includes those
policies and procedures that
(a) pertain to the maintenance
of records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the fund; (b) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance with
GAAP, and that receipts and
expenditures of the fund are
being made only in
accordance with
authorizations of management
and directors of the fund; and
(c) provide reasonable
assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or disposition of a fund's
assets that could have a
material effect on the financial
statements.

Because of inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of effectiveness to
future periods are subject to
the risk that controls may
become inadequate because
of changes in conditions, or
that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation
of a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis. A material weakness is
a deficiency, or combination of
deficiencies, in internal control
over financial reporting, such
that there is a reasonable
possibility that a material
misstatement of the Fund's
annual or interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Fund's internal control over
financial reporting was for the
limited purpose described in
the first paragraph and would
not necessarily identify all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board (United
States). However, we noted no
deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls over
safeguarding of securities that
we consider to be a material
weakness as defined above as
of March 31, 2015.

This report is intended solely
for the information and use of
management and the Board of
Trustees of the Fund and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.


/s/ McGladrey LLP

Denver, Colorado
June 1, 2015